UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

IRON HORSE ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41898	85-4105289
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 2506, Toluca Lake, CA	91610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 290-5383

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one redeemable warrant, and one right entitling the holder to receive one-fifth (1/5) of one share of common stock	IROHU	The Nasdaq Stock Market LLC
Common stock	IROH	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	IROHW	The Nasdaq Stock Market LLC
Rights	IROHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 4, 2025, Iron Horse Acquisitions Corp. (the “Registrant”) issued a press release announcing the postponement of its Special Meeting of Stockholders scheduled for June 10, 2025 until June 20, 2025. The Registrant also announced that, in connection with the postponement, the redemption deadline had been extended until 5:00 p.m. on June 18, 2025. The Registrant also clarified redemption procedures in connection with its two special meetings of stockholders which are now both scheduled for June 20, 2025. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Exhibit Name
99.1	Press Release Dated June 4, 2025
104.1	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2025	IRON HORSE ACQUISITIONS CORP.

	By:	/s/ William Caragol
	Name:	William Caragol
	Title:	Chief Financial Officer

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